UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2021

Code Chain New Continent Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

No 119 South Zhaojuesi Road 2nd Floor, Room 1 Chenghua District, Chengdu, Sichuan, China 610047
(Address of Principal Executive Offices) (Zip code)

+86-028-8411294
(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CCNC	Nasdaq Capital Market

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 18, 2022 local time (October 17, 2022 Eastern Time), Code Chain New Continent Limited (the “Company”) held a special meeting of stockholders (the “Special Meeting”) at No. 119 South Zhaojuesi Road, 2nd Floor, Room 1, Chenghua District, Chengdu, Sichuan, China.   The number of shares of common stock present or represented by valid proxy at the Special Meeting was 24,152,418 shares, representing approximately 52% of the 46,109,617 shares of common stock issued and outstanding as of the record date of September 13, 2022, and therefore constituting a quorum. At the Special Meeting, the following proposal was voted on: an amendment to the Company’s articles of incorporation, as amended, to effect a reverse stock split of the outstanding shares of the Company’s common stock, at a split ratio of between 1-for-10 and 1-for-30 as determined by the Board of Directors in its sole discretion, prior to the one-year anniversary of this Special Meeting (the “Reverse Stock Split Proposal”).

	FOR	AGAINST	ABSTAIN
The Reverse Stock Split Proposal	46,109,617	0	0

Accordingly, the Reverse Stock Split Proposal has been approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CODE CHAIN NEW CONTINENT LIMITED

Date: October 18, 2022	By:	/s/ Hongxiang Yu
	Name:	Hongxiang Yu
	Title:	Chief Executive Officer